SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2004

Penwest Pharmaceuticals Co.

(Exact name of registrant as specified in charter)

Washington	000-23467	91-1513032

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut	06810-5120

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 736-9378

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

     On July 7, 2004, Penwest Pharmaceuticals Co. announced in a press release that Endo Pharmaceuticals Holdings Inc. has reported that Endo has reached agreement with the U.S. Food and Drug Administration on the design of a new clinical trial to provide additional safety and efficacy data for oxymorphone extended-release tablets (oxymorphone ER) to support Endo’s New Drug Application for this developmental product. The press release issued by Penwest is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated July 7, 2004.

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 7, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2004	PENWEST PHARMACEUTICALS CO.
	By:	/s/ Jennifer L. Good
Jennifer L. Good
Senior Vice President, Finance and Chief Financial Officer